UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2006
PACKETEER, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-26785	77-0420107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10201 NORTH DE ANZA BLVD.
CUPERTINO, CALIFORNIA 95014
(Address of principal executive offices)
Registrant’s telephone number, including area code: (408) 873-4400
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
The compensation payable to Mr. Gregory E. Myers as a result of his election to the Board of Directors and appointment to the Audit Committee of the Board of Directors is described under Item 5.02 below and incorporated herein by reference.
Item 2.02. Results of Operations and Financial Condition.
On July 20, 2006, Packeteer, Inc. issued a press release announcing its operating and financial results for the three and six months ended June 30, 2006, and intends to present additional financial information during a related conference call held on July 20, 2006. Such additional information will be posted on the Company’s website at the close of the conference call. The press release and conference call contain forward-looking statements regarding the Company and include cautionary statements identifying factors that could cause actual results to differ materially from those anticipated. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein in its entirety by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On July 18, 2006, the Board of Directors of Packeteer, Inc., upon the recommendation of its Corporate Governance and Nominating Committee, appointed Mr. Gregory E. Myers to the Company’s Board of Directors, with a term to expire at the 2007 annual meeting of stockholders. Mr. Myers was also appointed as a member of the Audit Committee of the Company’s Board of Directors.
There are no arrangements or understandings between Mr. Myers and any other person pursuant to which Mr. Myers was elected as a director. There have been no transactions, or series of related transactions, in the last year to which the Company or any of its subsidiaries was a party and in which Mr. Myers or any members of Mr. Myers’ immediate family had a direct or indirect material interest.
Upon his appointment to the Board, Mr. Myers automatically received an option under the Company’s Automatic Option Grant Program for non-employee directors in effect under the Company’s 1999 Stock Incentive Plan to purchase 30,000 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s Common Stock on The Nasdaq Stock Market on July 18, 2006. As explained in the Company’s 2005 Proxy Statement under the subheading “Director Compensation,” Mr. Myers will receive $20,000 per year as an annual retainer as a non-employee director and $12,000 per year as an annual retainer as a member of the Audit Committee. In addition, Mr. Myers will receive an annual automatic grant of an option to purchase 15,000 shares of the Company’s Common Stock on the date of each annual meeting of stockholders following which he is to continue to serve as a non-employee director.
A copy of the press release announcing Mr. Myers’ appointment is attached hereto as Exhibit 99.1.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In connection with the election of Mr. Myers to the Board of Directors as described in Item 5.02 above, the Board of Directors has fixed the number of directors of the Company at eight, pursuant to the terms of Article III, Section 3.01, effective July 18, 2006.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit Index

Exhibit
Number	Description

99.1	Press Release of Packeteer, Inc. dated July 20, 2006 announcing its operating and financial results for the three months ended June 30, 2006 and the appointment of a new director.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 20, 2006

Packeteer, Inc.

By:	/s/ David C. Yntema

Name: David C. Yntema
Title: Chief Financial Officer and Secretary